UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 14, 2006
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b) Effective December 14, 2006, Marla C. Gottschalk resigned from Board of Directors of Visteon Corporation (the “Company”).
(d) On December 14, 2006, Richard J. Taggart and Donald J. Stebbins, the Company’s President and Chief Operating Officer, were elected to the Company’s Board of Directors effective as of December 15, 2006. The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Mr. Taggart has been appointed to the Audit and Finance Committees of the board. Mr. Taggart will receive an annual board retainer paid equally in cash and stock units as well as an annual cash retainer paid to members of the Audit Committee, each as described in the Company’s 2006 proxy statement.
(e) On December 14, 2006, the Organization and Compensation Committee of the Company’s Board of Directors approved amendments to the Visteon Corporation Pension Parity Plan, the Visteon Corporation Executive Separation Allowance Plan and the Visteon Corporation Supplemental Executive Retirement Plan (collectively, the “Plans”). These deferred compensation plans and programs are more fully described in the Company’s 2006 proxy statement. The amendments provide that, effective December 14, 2006 for benefits commencing on and after January 1, 2007, the benefits payable to an eligible participant (or where applicable, surviving spouse) under the Plans shall be paid in the form of a single lump sum payment on the first day of the seventh month following the participant’s separation from service, or as soon thereafter as practicable; such lump sum payment to be determined by using the discount rates and mortality tables that were used to calculate the obligations for the Plans as disclosed in the Company’s audited financial statements for the year ended immediately prior to the year in which the distribution is paid. The changes were adopted in response to the American Jobs Creation Act of 2004 and related IRS transition guidance.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press release dated December 15, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: December 20, 2006	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press Release dated December 15, 2006.